SECOND AMENDMENT TO
                           STOCK PURCHASE AGREEMENT

            THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT ("Second Amendment") dated as of June 22, 1998, by and among BARCLAY INVESTMENTS, INC., a New Jersey corporation ("Purchaser"), WILLIAM L. SMITH and JANET R. SMITH ("Shareholders"), and R&S TRUCK BODY COMPANY, INC., a Kentucky corporation ("R&S").

                              PRELIMINARY STATEMENT

            WHEREAS, Purchaser, Shareholders and R&S are parties to the Stock Purchase Agreement dated as of February 13, 1998, as amended by a First Amendment to Stock Purchase Agreement dated as of May 31, 1998 (as amended, the "Purchase Agreement"); and

            WHEREAS, the Closing Date under the Purchase Agreement was June 22, 1998 and the Purchaser is not prepared to close as contemplated;

            WHEREAS, Purchaser, Shareholders and R&S desire to amend the Purchase Agreement further to extend the Closing date on the conditions and in accordance with the terms and provisions hereof;

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Purchase Agreement.

            2. Amendments to Purchase Agreement.

                  (a) Section 3.1 of the Purchase Agreement is hereby amended in its entirety to read as follows:

                        "3.1 Cash Consideration. The cash consideration to be
                  paid by Purchaser in consideration for its purchase of the Common Stock shall be the sum of (i) Eleven Million Nine Hundred Thousand and 00/100 Dollars ($11,900,000.00), (ii) one hundred percent (100%) of the earnings of R&S from January 1, 1998 through the Closing Date, calculated

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                  on a GAAP basis consistently applied, and (iii) an amount
                  equal to Ten Thousand and 00/100 Dollars ($10,000.00) times the number of days elapsed from June 22, 1998 through the Closing Date."

                  (b) Section 3.2(a) of the Purchase Agreement is hereby deleted in its entirety.

                  (c) The first sentence of Section 3.3(a) of the Purchase
            Agreement is hereby amended to read as follows:

                        "Section 3.3 Payment at Closing.

                        (a) Purchaser shall pay to the Shareholders the cash
                  consideration described above in Section 3.1 at the Closing in immediately available funds, provided, good and marketable title to the Common Stock is delivered, free and clear of any lien or encumbrance as set forth in Section 2.2 hereof, and provided, all other terms and conditions of this Agreement have been complied with."

                  (d) The first sentence of Article 4 of the Purchase Agreement is hereby amended to read as follows:

                        "Subject to the provisions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Keating, Muething & Klekamp, P.L.L., legal counsel to R&S ("KMK") at 10:00 A.M. (local time), on July 22, 1998, or upon such earlier date specified by Purchaser (other than a Saturday or Sunday) upon three (3) Business Days' notice by Purchaser to Shareholders (the date of the Closing being referred to herein as the "Closing Date")."

            3. Escrow. Purchaser hereby agrees that the escrow deposit in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the "Deposit") placed in escrow with KMK pursuant to the terms of the letter agreement dated February 13, 1998, shall be released from escrow by KMK and paid to the Shareholders. As such, in accordance with the terms of such letter agreement, the parties hereto instruct KMK, as escrow agent, to terminate the escrow and remit the Deposit, including any interest thereon, to Shareholders in accordance with the terms hereof.

                  The Shareholders shall not be required to account for the Deposit, segregate the Deposit from other funds or


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otherwise hold the Deposit in any trust or fiduciary capacity including seeking return of said Deposit; provided, however, that: (i) if the Closing occurs on or before July 22, 1998, the Shareholders agree to credit $400,000 of the amount of the Deposit as of June 22, 1998, against the cash consideration to be paid to the Shareholders under the terms of the Purchase Agreement and (ii) the payment of the Deposit to the Shareholders shall in no respect prejudice, impair or restrict the remedies available to Purchaser, including seeking return of said Deposit, if the Closing does not occur as a result of the failure of Shareholders or R&S to satisfy any of the conditions to Closing set forth in
Article 10 of the Purchase Agreement.

            4. Miscellaneous.

                  (a) All of the terms, conditions and provisions of the Purchase Agreement not herein modified shall remain in full force and effect. The terms of this Second Amendment shall not otherwise affect, impair or prejudice the rights of Purchaser under the Purchase Agreement for any breach by Shareholders of any of their obligations or covenants hereunder.

                  (b) This Second Amendment shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Delaware.

                  (c) This Second Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

                  (d) This Second Amendment may be executed in several counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement.

      Remainder of page intentionally left blank. Signature page follows.


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            IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by or on behalf of the parties as of the day and in the year first above written.

SIGNED IN THE PRESENCE OF:                BARCLAY INVESTMENTS, INC.,
                                          Purchaser

__________________________                By:____________________________

Printed:__________________                Name:__________________________

__________________________                Title:_________________________

Printed:__________________

__________________________                _______________________________
                                          WILLIAM L. SMITH, Shareholder
Printed:__________________

__________________________

Printed:__________________

__________________________                _______________________________
                                          JANET R. SMITH, Shareholder
Printed:__________________

__________________________

Printed:__________________

                                          R&S TRUCK BODY COMPANY, INC.


__________________________                By:____________________________

Printed:__________________                Name:__________________________

__________________________                Title:_________________________

Printed:__________________


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